Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that the Annual Report on Form 10-K for the year ended December 31, 2007 of Pure Biofuels Corp. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2008

/s/ Luis Goyzueta
Luis Goyzueta, Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pure Biofuels Corp. and will be retained by Pure Biofuels Corp. and furnished to the Securities and Exchange Commission or its staff upon request.